Exhibit 21


                            THERMO OPTEK CORPORATION

                         Subsidiaries of the Registrant


  At February 28, 1997, the Registrant owned the following companies:


                                                                 Registrant's
                                          State of Jurisdiction      % of
  Name                                       or Incorporation      Ownership
  ---------------------------------------------------------------------------

    ARL Applied Research
      Laboratories S.A.                        Switzerland           100
        Fisons Instruments (Proprietary)
          Limited                              South Africa          100
        Thermo Optek Wissenschaftliche
          Gerate GesmbH                          Austria             100
    Fisons Instruments Inc.                       Canada             100
    Fisons Instruments Nordic AB                  Sweden             100
    ATI Acquisition Corp.                       Wisconsin            100
      Mattson Instruments Limited             United Kingdom         100
      Thermo Elemental Limited                United Kingdom         100
      Unicam Analytical Inc.                      Canada             100
      Unicam Analytical Technology
        Netherlands B.V.                     The Netherlands         100
      Unicam Italia SpA                           Italy              100
      Unicam S.A.                                Belgium             100
      Thermo Optek Limited                    United Kingdom         100
        Unicam Limited                        United Kingdom         100
          Unicam Export Limited               United Kingdom         100
    Nicolet Instrument Corporation              Wisconsin            100
      Nicolet Japan K.K.                          Japan              100
      Spectra-Tech, Europe Limited            United Kingdom         100
      Spectra-Tech, Inc.                        Wisconsin            100
    Nicolet Instrument GmbH                      Germany             100
    Optek Securities Corporation              Massachusetts          100
    Thermo Instrument Systems Japan
      Holdings, Inc.                             Delaware            100
        Nippon Jarrell-Ash Company, Ltd.          Japan              100
    Thermo Jarrell Ash Corporation            Massachusetts          100
      Baird Do Brazil Representacoes Ltda.        Brazil             100
      Beijing Baird Analytical Instrument
        Technology Co. Limited                    China              100
      Thermo Instrument Systems (F.E.)
        Limited                                   China              100
      Thermo Instruments (Canada) Inc.            Canada             100
        Eberline Instruments (Canada) Ltd.        Canada             100
    Thermo Optek France S.A.                      France             100
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                                                                    Exhibit 21


                            THERMO OPTEK CORPORATION

                   Subsidiaries of the Registrant (continued)


                                                                 Registrant's
                                          State of Jurisdiction      % of
  Name                                       or Incorporation      Ownership
  ---------------------------------------------------------------------------


    Planweld Holding Ltd.                     United Kingdom         100
      Nicolet Instrument Limited              United Kingdom         100
      Planweld Limited                        United Kingdom         100
        Hilger Analytical Limited             United Kingdom         100
      Thermo Electron Limited                 United Kingdom         100
    Thermo Optek Holding B.V.                The Netherlands         100
      Baird Europe B.V.                      The Netherlands         100
        Baird France S.A.R.L                      France             100
      Thermo Group B.V.                      The Netherlands         100
    Thermo Vision Corporation                    Delaware            100
      CID Technologies Inc.                      New York            100
      Laser Science, Inc.                        Delaware            100
      Oriel Instruments Corporation              Delaware            100
        Oriel Foreign Sales Corp.          U. S. Virgin Islands      100
      Scientific Measurement Systems             Colorado            100